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                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 3

                          REGISTRATION RIGHTS AGREEMENT

      This agreement is Amendment No. 3 (the "Amendment") to the Registration Rights Agreement, dated as of June 16, 1998, as amended by Amendment No. 1 to the Registration Rights Agreement ("Amendment No. 1") on April 20, 2000 and as amended by Amendment No. 2 to the Registration Rights Agreement ("Amendment No. 2") on February 21, 2002 (together, the "Registration Rights Agreement"), by and among CAPELLA EDUCATION COMPANY (formerly known as Learning Ventures International, Inc.), a Minnesota corporation (the "Company") and NCS PEARSON, Inc. (as successor to National Computer Systems, Inc.) (the "Holder"), and is entered into as of the 22nd day of January, 2003.

                                    RECITALS

      WHEREAS, the Holder and the Company are parties to a Registration Rights Agreement dated as of June 16, 1998, that was amended by Amendment No. 1 on April 20, 2000 and further amended by Amendment No. 2 on February 21, 2002;

      WHEREAS, the Company proposes to sell and issue up to 683,452.20 shares of its Class G Convertible Preferred Stock (the "Class G Preferred Stock") pursuant to that certain Stock Purchase Agreement dated as of January 15, 2003 (the "Purchase Agreement");

      WHEREAS, the Company intends to enter into an Exchange Agreement (the "Exchange Agreement") pursuant to which the holders of Class F Convertible Preferred Stock (the "Class F Investors") will agree severally to exchange each of the outstanding shares of Class F Convertible Preferred Stock held by such investor for shares of Class G Preferred Stock (the "Exchange");

      WHEREAS, the purchase of the Class G Convertible Preferred Stock under the Purchase Agreement and the Exchange are each conditioned upon the Holder and the Company entering into this Amendment; and

      WHEREAS, the Holder desires that shares of Class G Convertible Preferred Stock be sold by the Company pursuant to the Purchase Agreement;

            NOW, THEREFORE, the parties agree the Registration Rights Agreement shall be amended as follows:

            1. Section 1.1, entitled "Definitions," shall be amended by deleting the definition of "Class F Registrable Shares."

            2. Section 1.1, entitled "Definitions," shall be amended by adding the definition of "Class G Registrable Shares" with the following definition:

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            "Class G Registrable Shares" shall mean the shares of the Company's
      Class G Convertible Preferred Stock (and shares of Common Stock acquired upon exercise thereof) that are Registrable Shares as defined in that certain Second Amended and Restated Investor Rights Agreement between the Company, Joseph Gaylord and the investors listed on Schedule 1 thereto, dated January 22, 2003.

            3. Section 1.1, entitled "Definitions," shall be amended by replacing the definition of "Legg Mason Warrant Shares" with the following definition:

            "Legg Mason Warrant Shares" shall mean the shares of the Company's capital stock that are "warrant securities" as defined in that certain Warrant to purchase common shares of the Company issued to Legg Mason Wood Walker, Incorporated on June 16, 1998, as amended by Amendment No. 1 on April 20, 2000, further amended by Amendment No. 2 on February 21, 2002 and further amended by Amendment No. 3 on the date hereof, and as defined in that certain Warrant to purchase common shares of the Company issued to Legg Mason Wood Walker, Incorporated on May 11, 2000, as amended by Amendment No. 1 on February 21, 2002 and further amended on January 22, 2003.

            4. Section 1.1, entitled "Definitions," shall be amended by replacing the definition of "Class E Registrable Shares" with the following definition:

            "Class E Registrable Shares" shall mean the shares of the Company's Class E Convertible Preferred Stock (and shares of Common Stock acquired upon exercise thereof) that are Registrable Shares as defined in that certain Second Amended and Restated Investor Rights Agreement between the Company, Joseph Gaylord and the investors listed on Schedule 1 thereto, dated January 22, 2003."

            5. The second sentence of the second paragraph of Section 1.2 shall be revised to read as follows:

            "Without the written consent of Holder, neither the Company nor any other holder of securities of the Company, other than holders of Class G Registrable Shares, Class E Registrable Shares and Legg Mason Warrant Shares, may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered."

            6. Section 1.3 shall be amended by replacing the fifth and sixth sentences of the section, which begins "If the number of Registrable Securities ...", with the following text:

            "If the number of Registrable Securities to be included in the underwriting in

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            accordance with the foregoing is less than the total number of shares which the holders of Registrable Securities have requested to be included, then, (A) in the case of a registration statement whose filing was initiated by the Company, the securities to be included in such underwriting shall be allocated (x) first to the Company and
            (y) second among the holders of Registrable Securities, Class E Registrable Shares, Class G Registrable Shares and Legg Mason Warrant Shares who have requested registration, on a pro rata basis based on the number of such securities included in their respective requests for registration and (B) in the case of a registration statement whose filing was initiated by a selling stockholder, the securities to be included in such underwriting shall be allocated among the holders of Registrable Securities, Class E Registrable Shares, Class G Registrable Shares and Legg Mason Warrant Shares who have requested registration, on a pro rata basis based on the number of shares included in their respective requests for registration. The Company (in the case of a registration statement whose filing was initiated by a selling stockholder) and any other Company stockholders, other than holders of Class E Registrable Shares, Class G Registrable Shares and Legg Mason Warrant Shares (in the case of a registration statement whose filing was initiated by the Company or by a selling stockholder), shall have no right to participate in that event without the consent of the holders of at least a majority of the Registrable Securities participating in such offering."

            7. No Other Changes. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Registration Rights Agreement remain unaltered and in full force and effect. This Amendment along with Amendment No. 1, Amendment No. 2 and the Registration Rights Agreement shall be read and construed as one agreement.

            8. Effective Time. This Agreement shall become effective at the time of Closing (as defined in the Purchase Agreement).

            9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

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            IN WITNESS WHEREOF, the parties hereto each has caused this
Amendment to be duly executed in its name and on its behalf, all as of the day and year first above written.

COMPANY:                                       CAPELLA EDUCATION COMPANY

                                               By: /s/ Stephen G. Shank
                                                   -----------------------------
                                                       Stephen G. Shank
                                                       Chief Executive Officer

HOLDER:                                        NCS PEARSON, INC.

                                               By: /s/ James C. Afdahl
                                                   -----------------------------
                                               Name: James C. Afdahl
                                               Title: Vice President and
                                                      Chief Financial Officer

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